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                        QWEST COMMUNICATIONS CORPORATION
                            CARRIER SERVICE AGREEMENT


THIS CARRIER SERVICES AGREEMENT (the "Agreement") is made and entered into as of the Effective Date (as hereinafter defined) by and between QWEST COMMUNICATIONS CORPORATION ("Qwest") located at 555 l7th Street, Denver, Colorado 80202 and ORIX GLOBAL COMMUNICATIONS, INC. (the "Customer") located at 1771 E. Flamingo Road, Suite #B-200, Las Vegas, Nevada 89119. Qwest and Customer are sometimes referred to in this Agreement collectively as the Parties and singularly as a "Party".

TERMS AND CONDITIONS

1.       SCOPE OF AGREEMENT

         Upon the request of Customer, Qwest agrees to provide to Customer the Qwest services for the prices and subject to the terms and conditions set forth herein described in the exhibits attached hereto (the "Service(s)"). The Services shall be provided in accordance with industry standards for such Services. Customer recognizes that certain of the Services or components of the Services may be provided by Affiliates (as hereinafter defined) of Qwest. To the extent certain terms are not covered in this Agreement, the Services may be provided pursuant to Qwest Tariff F.C.C. No. 2 and No. 3 and applicable state tariffs (collectively, the "Tariff(s)"), which are on file with the U.S. Federal Communications Commission ("FCC") and applicable state regulatory bodies, as modified from time to time by Qwest. As applicable to the furnishing of Services hereunder, the Tariff is hereby incorporated herein, except that the terms and conditions of this Agreement shall supplement or, to the extent inconsistent, supersede Tariff terms and conditions.

2.       SERVICE RATES AND TERMS

         (A) Qwest Service descriptions and rates are shown and described in the following Exhibits:

         Qwest Express (Blended) Terminating Services Description Exhibit Qwest Express (Blended) Terminating Services Rate Schedule Exhibit Qwest Express 8XX Originating Transport and RESP ORG Services Description Exhibit
         Qwest Express 8XX Originating Transport and RESP ORG Services Rate Schedule Exhibit

         Qwest reserves the right to eliminate any Service offerings and/or modify any charges for Service offerings upon written notice to Customer as follows:

         a) Rate decreases and additional services offered, if any, in Qwest's discretion, shall be effective immediately upon written notification to the Customer or upon an effective date set forth by Qwest in such notification;

         b) All rates, Services and agreements specified in Exhibits and attachments are subject to change immediately, with no prior notice to Customer, in the event there are mandated surcharges imposed by a federal, state or governmental agency. Further, notwithstanding any statements to the contrary contained in the Tariff, in the event that any regulatory agency, legislative body or court of competent jurisdiction promulgates regulations or modifies existing ones including, without limitation, regulations regarding payphone compensation, access charges and/or universal service (the "Regulatory Activity"), Qwest reserves the right, at any time upon written notice, to: (i) pass through to Customer all, or a portion of, any


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                        QWEST COMMUNICATIONS CORPORATION
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             charges or surcharges directly related to such Regulatory Activity;
             or (ii) modify the rates, including any rate guarantees, and/or other terms and conditions contained in this Agreement and/or the Tariff to reflect the impact of such Regulatory Activity;

         c) International rates, Services and agreements specified in Exhibits and attachments, including Canadian and Mexican services, are subject to change upon five (5) calendar days written notice to Customer; All other rates, Services and agreements specified in Exhibits and attachments, excluding international, Canadian, and Mexican services, are subject to change upon thirty (30) calendar days written notice to Customer;

         (B) Customer shall have the right to terminate this Agreement in the event of any material (i) increase in rates for Services utilized by Customer, (ii) change in the Tariff or (iii) change in the Services, without penalty or early termination fee if such notice is delivered to Qwest within thirty (30) calendar days of the date of Qwest's notice of such increase or change; provided, however, that Customer shall have no obligation to use the Services during such notice period.

3.       WARRANTIES

         (A) Qwest represents and warrants to Customer that it has the right to provide to Customer the Services specified herein, and that it is an entity, duly organized, validly existing and in good standing under the laws of its origin, with all requisite power to enter into and perform its obligations under this Agreement in accordance with its terms.

         (B) Qwest represents and warrants to Customer that all Service rendered by it hereunder shall be designed, produced, installed, furnished and in all respects provided and maintained in conformance and compliance with applicable federal, state and local laws, administrative and regulatory requirements and any other authorities having jurisdiction over the subject matter of this Agreement and it shall be responsible for applying for, obtaining and maintaining all registrations and certifications which may be required by such authorities. Qwest shall secure and maintain in full force and effect all licenses, permits and authorizations from all governmental agencies to the extent that the same are required or necessary for the performance of its obligations hereunder including without limitation registering or filing this Agreement with the appropriate governmental agency in the event such registration is required by local law.

4.       CUSTOMER SERVICE

         Customer acknowledges and agrees that it shall provide all billing, inquiry, and customer service to Customer's end-users or customers (the "End-Users").

5.       REPRESENTATION

         Each Party shall not use any trademark, service mark, brand name or any other intellectual property of the other Party or its respective affiliate without such Party's prior express written consent. Notwithstanding the foregoing, Customer may disclose, during pre-sale activities, that Qwest is the underlying carrier of its service. In no event shall Customer represent or state to End Users or prospective End Users that it has any relationship with Qwest other than an agreement to purchase Qwest's services. The Parties agree to promptly and fully cooperate with the other Party to address and resolve all issues, problems, administrative procedures, End User complaints, regulatory investigations or inquiries or any other circumstances arising from Customer's use of Qwest Services.

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                        QWEST COMMUNICATIONS CORPORATION
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6.       FINANCIAL RESPONSIBILITY, PAYMENT AND SECURITY

         (A) Except as (i) otherwise provided in this Agreement or an Exhibit or as (ii) Customer has been otherwise notified by Qwest, all Qwest invoices (the "Invoices") are due upon receipt. Any undisputed amount on any Invoice which is not paid in full by Customer within thirty (30) calendar days from Invoice date via check or wire transfer, or in another manner explicitly agreed to by Qwest for Customer, shall be considered past due (the 31st day being the "Past Due Date"). All discounts and promotions, if any, and taxes, will be included in the monthly invoice. Any payment of an undisputed amount received by Qwest on or after the Past Due Date shall be subject to an interest charge on delinquent amounts at the rate of 1.00% of the late payment per month or the maximum lawful rate allowable under applicable state law, whichever is lower. Such interest charge shall be applied on any late payments, commencing upon the Past Due Date through the actual date of receipt of payment.

         (B) Any and all applicable national, federal, state and local taxes, including without limitation, all use, sales, value-added, surcharges, excise, franchise, property, commercial, gross receipts, license, privilege or other similar taxes, levies, surcharges, duties, fees, or other tax-related surcharges whether charged to or against Qwest or Customer, with respect to the Services or underlying facilities provided by Qwest, as well as any other imposition by any governmental authority which has the effect of increasing Qwest's cost of providing the Services or the underlying facilities, shall be payable by Customer in addition to the other charges set forth in this Agreement.

         (C) The Parties acknowledge that they may also be Parties under the Carrier Service Agreement for International Terminating Traffic (the "Other Services Agreement"). While there is an Other Services Agreement in force, Qwest and ORIX shall each prepare a monthly Invoice for their respective Services under this Agreement and the Other Services Agreement following the end of each billing month. In order to exercise this "offset" provision, the Parties agree to have identical calendar month billing cycles. Each Party shall forward a bi-monthly Invoice, at the dates as mutually agreed to by the Parties, to the other Party as soon as practicable after the end of the bi-monthly period to which the Invoice relates, but in no event no later than the end of the third
         (3rd) business day following the bi-monthly period to which the Invoice relates (the "Invoice Exchange Date").

         (D) No allowances shall be made in the bi-monthly Invoices for uncollectable amounts from a Party's End Users. Amounts set forth in a bi-monthly Invoice shall be deemed to have been accepted by the Party to whom it is rendered if that Party does not object in writing before the end of the period fifteen (15) calendar days after the Invoice Exchange Date. Adjustments and credits as agreed upon by the Parties shall be included in the subsequent bi-monthly Invoice.

         (E) The sums reflected in the bi-monthly Invoices exchanged by the Parties shall be reduced to a net balance and reflected on a bi-monthly settlement statement sent by Qwest to Orix within three (3) business days of the Invoice Exchange Date. The net balance on each bi-monthly settlement statement due shall be paid by the debtor party to the creditor party as soon as practicable, but in no event no later than the end of fifteen (15) calendar days after the Invoice Exchange Date. The payment of undisputed amounts shall not be delayed pending agreement to the adjustment of disputed items in that Invoice. Adjustments that are later agreed shall be included in a subsequent monthly Invoice and settlement statement.

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         (F) If full payment of all undisputed amounts is not made on or prior to the Past Due Date and then does not cure such failure within seven
         (7) calendar days after receiving written notice thereof from Service Provider, Qwest, in its sole discretion, shall have the right to suspend all or any part of the Services until such time as Customer has paid all unpaid and undisputed balances (including interest), or to terminate all or any part of the Service. During any such suspension, and upon any such termination, no service interruption shall be deemed to occur.

         (G) Customer acknowledges that it may not withhold any sums invoiced by Qwest for fraudulent calls Customer must notify Qwest within ninety
         (90) calendar days of receipt of any contested or disputed amount concerning charges as they appear on the Qwest billing statement. Customer's notification of any contested or disputed amount must be in writing and sent to: Credit & Collections Department, Qwest Communications Corporation, 4650 Lakehurst Court, Dublin, Ohio 43017 or to (614) 798-6460 by facsimile with duplicate notification to follow via regular U.S. Mail or overnight delivery. Written notification must be accompanied with a detailed written support, for any service interruption credit or other credit to which Customer believes itself entitled, and Qwest and Customer will promptly address and attempt to resolve the claim within forty-five (45) calendar days after such notification. If the dispute is not resolved during such period, then either Party may seek arbitration in accordance with this Agreement. Qwest, in its sole discretion exercised in good faith, may reject such documentation and/or explanation as inadequate. If Qwest so rejects such documentation, Customer shall have an additional ten (10) business days to provide additional supporting documentation to Qwest. If Qwest rejects such additional documentation, Qwest shall so notify Customer in which case the disputed portion of the bill shall be paid by Customer within ten (10) business days of Customer's receipt of Qwest's final notice of inadequacy. All Credits or adjustments for service outages will be made pursuant to applicable provisions of the Tariffs. In consideration of the discounts offered by Qwest pursuant to this Agreement, with respect to any unpaid balance(s) owed by Customer to Qwest, Qwest shall have the right to offset such unpaid balance(s) from any amounts that Qwest owes to Customer and any of its Affiliates (as hereinafter defined) under any other agreements between the Parties and their respective Affiliates.

         (H) Customer acknowledges and agrees that Qwest may reasonably require additional security and/or payment terms under this Agreement prior to the commencement of Services hereunder or during the Term hereunder, if there is a material change in circumstances of Customer's actual or anticipated usage hereunder, Customer's financial condition during any time that Customer uses the Service or Customer's Carrier Service Agreement for International Terminating Traffic with Qwest is terminated. Qwest shall establish a credit limit for the procurement of the Services by Customer and such credit limit may change from time to time. Qwest will not automatically notify Customer of any such change but will supply such information to Customer upon Customer's request.

7.       TERM

         The initial term of this Agreement (the "Initial Term") will begin on the first day of the first billing cycle following the Effective Date (as hereinafter defined) of this Agreement (the "Initial Service Date") and will continue for a period of the longer of (i) twelve (12) calendar months from the Initial Service Date, or (ii) as long as a term for a Service attached to this Agreement (the "Service Term") is in effect. The "Effective Date" is defined as the date this Agreement is signed by an authorized officer of Qwest after having been signed by Customer. Applicable Service rates and discounts, if any, shall be effective as of their respective effective date in the applicable Service rate or discount schedule. Following the Initial Term, the Agreement shall be

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                        QWEST COMMUNICATIONS CORPORATION
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         automatically renewed for successive one (1) year periods (each a
         "Renewal Term") until either Party provides the other Party with at least thirty (30) calendar days prior written notice of its intent to terminate this Agreement and the intended date of such termination. The Initial Term and Renewal Terms are sometimes collectively referred to herein as the "Term".

8.       OBLIGATIONS UPON EXPIRATION OR TERMINATION OF TERM

         Upon expiration or termination of this Agreement, Customer shall pay all outstanding balances hereunder in accordance with Section 6. Upon expiration or termination of this Agreement, Customer shall be fully subject to all terms and conditions, including standard tariffed rates, set forth in the Qwest Tariff for Qwest services received by Customer, if any, after such date.

9.       EARLY TERMINATION

         (A) Customer may cancel this Agreement, without being subject to any cancellation or early termination fee or charge, except for unpaid charges as of the effective date of termination, by written notice of such cancellation given to Qwest not less than
                (30) calendar days prior to the date of such cancellation, if the Service provided under this Agreement is the subject of service outages or interruptions accumulating 120 hours or more over any period of 180 consecutive calendar days.

         (B) Either Party may terminate this Agreement without liability or further obligation, except for unpaid charges as of the effective date of such termination, if Qwest is prohibited from furnishing the Service or if any material rate or term contained herein is substantially changed by order of the highest court of competent jurisdiction to which the matter is appealed, the FCC, or any other federal, state or local government authority.

         (C) Customer acknowledges and agrees that Qwest may, at any time, and without notice to End Users, discontinue providing service to Customer in accordance with the terms of the Tariff and that such discontinuance may result in termination of service to the End Users.

         (D) Notwithstanding the foregoing, and without affecting Qwest's right to receive payment for Customer usage of Services accrued prior to the termination date, Qwest retains the right to terminate this Agreement immediately and without prior written notice, under any of the following circumstances:

                (i) Customer becomes or is declared insolvent or bankrupt, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations;

                (ii) material change in Customer's ownership, except as otherwise permitted; or

                (iii) Customer's failure to abide by all terms of Section 7 hereof or of any security requirements of Customer, including, without limitation, Customer's failure or refusal to provide additional security or payment upon Qwest's request, or for any illegal acts on the part of Customer, its officers, directors, employees, contractors, agents, or servants, relating to the subject matter of this Agreement; or

                (iv)  for any material breach by Customer of this Agreement.

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                           COMMUNICATIONS CORPORATION
                            CARRIER SERVICE AGREEMENT

         (E) As long as Customer has not made any revenue or usage commitment under any of the Service Exhibits attached hereto, then Customer shall have the right to terminate this Agreement for convenience, without termination liability or fee except for Customer's payment of unpaid Services usage charges accrued prior to the date of termination, by written notice of such intent to terminate and the intended date of termination given to Qwest not less than thirty (30) calendar days prior to the date of termination set forth in such notification. Customer shall also have the right to terminate this Agreement upon the material breach of Qwest provided that Customer has given Qwest notice thereof, and Qwest shall have a period of thirty (30) calendar days to cure, if curable, such breach.

10.      DEFAULT

         Without regard to any other provisions of this Agreement or rights hereunder, the Parties agree that it shall be a material default under this Agreement if Customer fails to pay Qwest in accordance with
         Section 6 of this Agreement. Upon default under this Section 11, Qwest shall be entitled to all rights and remedies under the Qwest Tariff and other applicable law.

11.      LIABILITY

         QWEST'S LIABILITY ARISING OUT OF DELAYS IN INSTALLATION OR RESTORATION OF THE SERVICE HEREUNDER OR OUT OF MISTAKES, ACCIDENTS, OMISSIONS, INTERRUPTIONS, ERRORS OR DEFECTS IN THE ORDERING, PROCESSING, PROVISIONING, OR TRANSMISSION OF SERVICE SHALL IN NO EVENT EXCEED THE AMOUNT OF THE APPLICABLE ALLOWANCE AVAILABLE UNDER SECTION 7(B) OR THE TARIFFS. WITHOUT LIMITING THE FOREGOING, QWEST SHALL HAVE NO OBLIGATION TO PROVIDE ALTERNATIVE ROUTING WITH RESPECT TO ANY SERVICE OR TRANSMISSION CAPACITY PROVIDED PURSUANT TO THIS AGREEMENT. OTHER THAN AS SET FORTH IN THE TARIFF, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON, FIRM OR ENTITY IN ANY OTHER RESPECT, FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, ACTUAL, OR PUNITIVE DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, EVEN IF FORESEEABLE, ARISING OUT OF ANY MISTAKE, ACCIDENT, ERROR, OMISSION, INTERRUPTION, OR DEFECT IN TRANSMISSION, OR DELAY ARISING OUT OF OR RELATING TO THE SERVICES OR THE OBLIGATIONS OF QWEST PURSUANT TO THIS AGREEMENT AND ANY EXHIBITS THERETO INCLUDING, WITHOUT LIMITATION, ANY FAILURE TO TIMELY OR ACCURATELY PROVISION OR INSTALL ANY PORTION OF THE SERVICES, OR CONDITIONS WHICH MAY RESULT FROM ACTIONS BY REGULATORY OR JUDICIAL AUTHORITIES OR OTHER CARRIERS THAT QWEST RELIES ON TO PROVIDE SERVICE TO CUSTOMER. QWEST MAKES NO WARRANTY WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF THE SERVICE OR LOCAL ACCESS OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY QWEST ARE HEREBY EXCLUDED AND DISCLAIMED. FOR THE PURPOSE OF THIS SECTION, THE TERM "QUEST" SHALL BE DEEMED TO INCLUDE QWEST,
         ITS EMPLOYEES, OFFICERS, DIRECTORS, AND AFFILIATES,

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                        QWEST COMMUNICATIONS CORPORATION
                            CARRIER SERVICE AGREEMENT

         AND ANY PERSON OR ENTITY ASSISTING QWEST IN ITS PERFORMANCE OR OBLIGATIONS UNDER THIS AGREEMENT. CUSTOMER HAS ACCEPTED THE LIMITATIONS OF LIABILITY AND DISCLAIMERS SET FORTH HEREIN AS PART OF A BARGAIN TO LOWER THE PRICE OF QWEST'S SERVICES HEREUNDER AND UNDERSTANDS THAT THE PRICES OF SAID SERVICES WOULD BE HIGHER IF QWEST WERE REQUIRED TO ACCEPT GREATER LIABILITY AND/OR DAMAGE LIABILITY.

12.      RELATIONSHIP

         Neither Party shall have the authority to bind the other by contract or otherwise make any representations or guarantees on behalf of the other. Both Parties acknowledge and agree that the relationship arising from this Agreement is one of independent contractor, and does not constitute an agency, joint venture, partnership, employee relationship or franchise.

13.      ASSIGNMENT

         Neither Party may assign this Agreement or any of its rights hereunder without the prior written consent of the other Party, which the other Party may grant or withhold in its sole discretion. Notwithstanding the foregoing, the Parties may assign this Agreement or any of their rights and benefits hereunder without the consent of the other Party to any Affiliate ("Affiliate" defined as, "any entity that directly controls, is controlled by or is under common control with that party") of such Party, to the surviving entity into which such Party may merge or consolidate, or to any entity to which the Party transfers all, or substantially all, of its business and assets, provided that the assignor shall remain liable for all of its obligations hereunder and such assignee shall in writing assume all obligations of the assignor hereunder arising after the effective date of such assignment. Any prohibited assignment or delegation shall be null and void. If during the Term of this Agreement, an entity acquires a controlling interest in or substantially all of the assets of Qwest, the acquiring entity or successor shall have the right to terminate this Agreement without further liability, financial or otherwise.

14.      REPORTING REQUIREMENTS

         Where reporting obligations or requirements are imposed upon Qwest by any third party or regulatory agency, and which such obligations or requirements can only be satisfied by obtaining information from Customer, Customer agrees to comply with such obligations and requirements, as reasonably required by Qwest, and to hold Qwest harmless for any failure of compliance with any such obligations or requirements.

15.      GOVERNING LAW, CERTIFICATIONS AND WARRANTIES

         (A) Customer understands that Qwest, in conducting its business in the manner set forth herein, is subject to the Communications Act of 1934, as amended, and as interpreted and applied by the Federal Communications Commission. All terms of this Agreement not subject to the Communications Act of 1934 as amended and as interpreted and applied by the F.C.C. will be interpreted according to New York state law, without regard to the choice of law provisions of such State.

         (B) If service is provided solely within a single state in a manner which subjects the Service to regulation by such state, then the terms and conditions of such Service and of this Agreement shall be subject to such regulations and to any addendum to this Agreement

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                        QWEST COMMUNICATIONS CORPORATION
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                relating thereto which is delivered by Qwest to Customer.
                Customer shall have the right to terminate this Agreement within ten (10) business days of receipt of such addendum without further liability hereunder.

         (C) Customer certifies and warrants that it, and its business of resale of the Services, is in compliance with and will continue to be in compliance, in all material respects, with all federal, state and local laws and regulations relating to its performance under this Agreement. Customer certifies further that it is in good standing under the laws of the States in which it was organized, is existing or is doing business. Customer is solely responsible for obtaining all licenses, approvals, and regulatory authority for its operation and the provision of services to its End Users. Any breach of the obligations of a Party under this Section shall be a material breach of this Agreement. If a Party does not comply with this Section, in addition to any remedies available to such other Party at law or in equity, Qwest, in its sole discretion, may elect to decline to accept additional orders under this Agreement or each the non-breaching Party may immediately terminate this Agreement without further liability or obligation to the other Party (except for the payment for Services used).

16.      SURVIVAL

         All warranties, representations, indemnities, covenants and other agreements of the Parties hereto shall survive the execution, delivery and termination of this Agreement and shall, notwithstanding the execution, delivery and termination of this Agreement, continue in full force and effect. The terms and conditions of the Qwest Tariff along with Section 6, 7, 9, 11, 12, 13, 15, 18, 24 and any provision hereof, which, by its context is intended to survive the termination or expiration hereof, shall also survive. Additionally, any obligation to hold harmless and indemnify a Party hereunder shall survive the termination or expiration of this Agreement.

17.      INDEMNIFICATION

         Customer shall indemnify, defend and hold harmless Qwest from and against any claims, actions, damages, liabilities, costs, judgments or expenses (including attorney fees and an allocable portion of in-house counsel fees) arising (i) out of third Party claims resulting from the resale or reselling of the Service, including but not limited to the provision or termination of, or failure to provide, service by Customer to End Users and (ii) under this Agreement. Qwest shall indemnify, defend and hold harmless Customer from and against any claims, actions, damages, liabilities, costs, judgments or expenses (including attorney fees and an allocable portion of in-house counsel fees) arising under this Agreement.

18.      CONFIDENTIALITY

         Should confidential or proprietary information of either Customer or Qwest be disclosed to the other Party in the performance of this Agreement, the Party receiving such confidential or proprietary information (hereinafter "Recipient") hereby agrees to receive such information in confidence, and take such precautions as may be necessary to protect same from disclosure to others, during the Initial Term of this Agreement and for three (3) years following termination of this Agreement. Precautions taken shall be at least equivalent to Recipient's precautions with respect to its own confidential and proprietary information, but in no event less than a best efforts standard of care. ("Confidential Information" shall mean the proprietary and confidential data or information of a Party which is of tangible or intangible value to that Party and is not public information or is not generally known or available to that Party's competitors but is known only to that Party and those of its employees, independent contractors, consultants, customers or

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         agents to whom it must be confided in order to apply it to the uses intended, including, without limitation, information regarding that Party's customers or prospective customers, marketing methods and business plans gained by the other Party). Confidential Information shall not include information which (i) at the time of disclosure to Recipient is in the public domain through no acts or omission of Recipient; (ii) as shown by written records, is already known by Recipient; (iii) is revealed to Recipient by a third party who does not thereby breach any obligation of confidentiality and who discloses such information in good faith; or (iv) is disclosed pursuant to a legal order to disclose same to any governmental entity or pursuant to judicial or quasi judicial action (so long as Recipient gives disclosing Party prompt written notice sufficient to allow disclosing Party to seek a protective order or other appropriate remedy). Recipient agrees to disclose only such confidential information as is legally required and will use its best efforts to obtain confidential treatment for any confidential or proprietary information so disclosed.

19.      INTEGRATION AND AMENDMENTS

         The Agreement, together with all Exhibits, represents the entire understanding of the Parties with respect to the subject matter under this Agreement. Any and all prior offers, contracts, agreements, representations and understandings made to or with Customer by Qwest or any Affiliate or predecessors-in-interest with respect to the subject matter under this Agreement, whether oral or written, shall be superseded by this Agreement. All amendments to this Agreement shall be in writing and signed by both Parties.

20.      WAIVER

         The terms, covenants, representations and warranties of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time to require performance of any provision hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by either Party of any breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such breach or the breach of any other term, covenant, representation or warranty of this Agreement.

21.      SEVERABILITY

         In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Further, in the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable by virtue of its scope or period of time, but may be made enforceable by a limitation thereof, such provision shall be deemed to be amended to the minimum extent necessary to render it valid, legal and enforceable or in the alternative both Parties shall negotiate in good faith to substitute for such invalid, illegal, or unenforceable provision a mutually acceptable provision that is consistent with the original intent of the Parties.

22.      NOTICE

         Except when actual receipt is expressly required by the terms hereof, notice is considered given either (i) when delivered by facsimile service to the phone number listed below with duplicate notification sent via regular U.S. Mail or overnight delivery or; (ii) when delivered in person to the recipient named below; or (iii) after deposit in the United States mail in a sealed envelope or


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                        QWEST COMMUNICATIONS CORPORATION
                            CARRIER SERVICE AGREEMENT

         container, either registered or certified mail, return receipt requested, postage prepaid, or via overnight courier service, addressed by name and address to the Party or person intended as follows:

                     To Customer:  Orix Global Communications, Inc.
                                   1771 E. Flamingo Road Suite #B-200
                                   Las Vegas, Nevada 89119
                                   Facsimile #: (702) 792-3313
                                   Attention: President

                     To Qwest:     Qwest Communications Corporation
                                   555 17th Street
                                   Denver, Colorado 80202
                                   Facsimile H: (303) 291-1724
                                   Attention: General Counsel

         Any Party may at any time change its address or facsimile number for notification purposes by giving the other Party prior written notice as provided in this Section by setting forth the new address and the date on which it will become effective. Either Party may require, by prior written notice given at any time or from time to time, subsequent notices to be given to another individual person, whether a Party or an officer or representative, or to a different address, or both; provided, however, that a P.O. Box shall not be considered to be an address for purposes of this Agreement.

23.      ARBITRATION OF DISPUTES

         (A) Any dispute arising out of this Agreement relating to Qwest invoices or balances owed by Customer to Qwest for Services rendered, which cannot be resolved between the Parties, shall be settled by binding arbitration at the office of the American Arbitration Association ("AAA") located in Washington, D.C.. The arbitration shall be held in accordance with the commercial Arbitration Rules of the American Arbitration Association ("AAA Rules"), as amended by this Agreement.

         (B) Either Qwest or the Customer may initiate arbitration by providing written demand for arbitration, a copy of this Agreement and the administrative fee required by the AAA Rules to the AAA its Washington, D.C. office. A copy of the notice shall also be provided to the other Party. The remaining cost of the arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the Parties unless the arbitration award provides otherwise. Each Party shall bear the cost of preparing and presenting its case.

         (C) One arbitrator shall be appointed in accordance with the AAA Rules within sixty (60) days of the submission of the demand for arbitration, unless both Parties otherwise agree in writing. The arbitrator shall designate the time and place in the Washington, D.C. metropolitan area, for the hearing within thirty (30) days of his or her appointment. Qwest and the Customer agree that the Arbitrator's authority to grant relief shall be subject to the provisions of this Agreement, the United States Arbitration Act, ("USAA"), the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes, Qwest Tariffs, substantive law, and the Communications Act of 1934, as amended. The Arbitrator shall not be able to award, nor shall any Party be entitled to receive punitive, incidental, consequential, exemplary, reliance or special damages, including damages for lost profits. The Arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final, binding, and enforceable in a court of competent jurisdiction. The decision of the Arbitrator is appealable only for perceived mistakes or misapplication of the law.


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                        QWEST COMMUNICATIONS CORPORATION
                            CARRIER SERVICE AGREEMENT

         (D) Any dispute not outlined in Section 24(A) and arising out of or related to this Agreement regardless of the form of action whether in contract, indemnity, warranty, strict liability, or tort, including negligence of any kind with regard to Qwest Services or other conduct under this Agreement may be subject to arbitration upon the written consent of both Parties.

24.      ATTACHMENTS AND EXHIBITS

         All Attachments and Exhibits annexed to this Agreement are expressly made a part of this Agreement as fully as though completely set forth in it. All references to this Agreement shall be deemed to refer to and include this Agreement and all such Attachments and Exhibits.

25.      HEADINGS

         The headings of sections and subsections used in this Agreement are for convenience only and are not part of its operative language. They shall not be used to affect the construction of any provisions hereof.

26.      THIRD-PARTIES

         Except as otherwise provided herein, the representations, warranties, covenants and agreements of the Parties set forth in this Agreement are not intended for, nor shall they be for the benefit of or enforceable by, any person not a party hereto, including, without limitation, the End Users and Affiliates.

27.      AUTHORIZATION

         (a) Customer represents and warrants that the full legal name of the Customer legal entity intended to receive the benefits under this Agreement and intended to use the Services is the name set forth in this Agreement and in the execution block. Each Party represents to the other Party that the person executing this Agreement on its behalf has been duly authorized by such Party to execute and bind such Party to the terms and conditions contained in this Agreement. Each Party, with full knowledge of all terms and conditions herein, does hereby warrant and represent that the execution, delivery, and performance of this Agreement are within such Party's corporate and/or partnership powers, have been duly authorized, and are not in conflict with law or the terms of any charter or bylaw or any agreement to which such Party is a party or by which it is bound or affected.

         (b) Qwest may act in reliance upon any instruction, instrument, or signature reasonably believed by Qwest to be genuine. Qwest may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so.


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                        QWEST COMMUNICATIONS CORPORATION
                            CARRIER SERVICE AGREEMENT

         IN WITNESS WHEREOF, an authorized representative of each Party has executed this Agreement effective as of the date of execution by Qwest as set forth below.


QWEST COMMUNICATIONS CORPORATION



By: /s/ MICHAEL MURPHY                        Date 29 April 1999
    -----------------------------------            -----------------------
Name:  Michael Murphy
Title: Vice President



ORIX GLOBAL COMMUNICATIONS, INC.



By: /s/ STEVEN R. LOGLISCI                    Date 12 April 1999
    -----------------------------------            -----------------------
Name:  Steven R. Loglisci
Title: President







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                       QWEST CONFIDENTIAL AND PROPRIETARY